UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2010

UGI Corporation
 (Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania	19406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610 337-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Submission of Matters to a Vote of Security Holders.

On January 26, 2010, UGI Corporation (the “Company”) held its annual meeting of Shareholders (the “Annual Meeting”). The Shareholders (i) elected all nine nominees to the Board of Directors and (ii) ratified the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for fiscal year 2010.

The table below sets forth (i) the number of votes cast for each director nominee, (ii) the number of votes withheld from each director nominee and (iii) the number of broker non-votes for each director nominee. There were no abstentions with respect to the election of the Company’s directors.

DIRECTOR NOMINEES	FOR	WITHHELD	BROKER NON-VOTES
Stephen D. Ban	79,095,189	1,511,814	15,461,528
Richard C. Gozon	67,472,551	13,134,452	15,461,528
Lon R. Greenberg	78,013,422	2,593,581	15,461,528
Ernest E. Jones	79,795,316	811,687	15,461,528
Anne Pol	67,242,385	13,364,618	15,461,528
M. Shawn Puccio	77,372,325	3,234,678	15,461,528
Marvin O. Schlanger	67,782,262	12,824,741	15,461,528
Roger B. Vincent	79,415,080	1,191,923	15,461,528
John L. Walsh	79,463,015	1,143,988	15,461,528

The number of votes cast for and against, the number of abstentions and the number of broker non-votes in the ratification of the appointment of PricewaterhouseCoopers LLP is as follows:

For: 94,408,915; Against: 1,534,886; Abstain: 124,730; Broker Non-Voted: 0.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

January 29, 2010	By: /s/ Margaret M. Calabrese
Name: Margaret M. Calabrese
Title: Secretary